Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Sheryl Gulizia

Synopsys, Inc.

650-584-8635

sgulizia@synopsys.com

Synopsys Posts Financial Results for First Quarter Fiscal Year 2016

Q1 2016 Financial Highlights

•	Revenue: $568.6 million

•	GAAP earnings per share: $0.39

•	Non-GAAP earnings per share: $0.68

MOUNTAIN VIEW, Calif. – Feb. 17, 2016 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its first quarter of fiscal year 2016.

For the first quarter of fiscal year 2016, Synopsys reported revenue of $568.6 million, compared to $542.0 million for the first quarter of fiscal 2015, an increase of approximately 5 percent.

“The fiscal first quarter was a very good start to the year, and we are well on-track to meeting our annual financial targets,” said Aart de Geus, chairman and co-CEO of Synopsys. “Our business is strong, even in the context of the challenging macro environment, and customers continue to count on us for their most critical projects. As the market and technology leader in EDA, the second largest IP provider in the world, and the emerging front-runner in addressing the critical new software quality and security space, our vision and investments align well with robust current and future opportunities.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the first quarter of fiscal 2016 was $60.0 million, or $0.39 per share, compared to $65.2 million, or $0.41 per share, for the first quarter of fiscal 2015.

Non-GAAP Results

On a non-GAAP basis, net income for the first quarter of fiscal 2016 was $105.9 million, or $0.68 per share, compared to non-GAAP net income of $125.7 million, or $0.80 per share, for the first quarter of fiscal 2015.

Fiscal first quarter 2015 earnings reflected the reinstatement of the federal R&D tax credit for 2014, including both a retroactive benefit for fiscal 2014 and a partial year impact to fiscal 2015. Fiscal first quarter 2016 reflects a permanent reinstatement of the federal R&D tax credit.

Reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Financial Targets

Synopsys also provided its financial targets for the second quarter and full fiscal year 2016. These targets do not include any impact of future acquisition-related activities or costs that may be incurred in fiscal year 2016. Beginning in fiscal year 2016, Synopsys began utilizing a normalized annual non-GAAP tax rate in calculating non-GAAP financial measures in order to provide better consistency across interim reporting periods by eliminating the effects of non-recurring and period-specific items.

These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Second Quarter of Fiscal Year 2016 Targets:

•	Revenue: $595 million - $610 million

•	GAAP expenses: $503 million - $522 million

•	Non-GAAP expenses: $450 million - $460 million

•	Other income and expense: $0 - $2 million

•	Normalized annual tax rate applied in non-GAAP net income calculations: 19 percent

•	Fully diluted outstanding shares: 153 million - 156 million

•	GAAP earnings per share: $0.38 - $0.47

•	Non-GAAP earnings per share: $0.78 - $0.81

Full Fiscal Year 2016 Targets:

•	Revenue: $2.350 billion - $2.390 billion

•	Other income and expense: $0 - $4 million

•	Normalized annual tax rate applied in non-GAAP net income calculations: 19 percent

•	Fully diluted outstanding shares: 153 million - 156 million

•	GAAP earnings per share: $1.64 - $1.79

•	Non-GAAP earnings per share: $2.93 - $3.00

•	Cash flow from operations: at least $500 million

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its ongoing business operations and what Synopsys uses to evaluate its ongoing operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, and (iv) other significant items, including restructuring charges and, in fiscal 2015, certain accruals for legal and tax matters. In fiscal 2015, the non-GAAP tax provision excluded the income tax effect of above-mentioned non-GAAP pre-tax adjustments as well as unusual or infrequent tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods. Beginning in fiscal 2016, Synopsys began utilizing a normalized annual non-GAAP tax rate in the calculation of its non-GAAP measures that is based on our projected annual tax rate through fiscal 2018. In projecting this rate, we evaluated our historical and projected mix of U.S. and international profit before tax, excluding the impact of stock-based compensation, the amortization of purchased intangibles and other non-GAAP adjustments described above. We also took into account other factors including our current tax structure, our existing tax positions, and expected recurring tax incentives, such as the U.S. federal research and development tax credit. We intend to re-evaluate this rate on an annual basis for any significant events that may materially affect our projections, such as significant changes in our geographic earnings mix or significant tax law changes in major jurisdictions where we operate. Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below.

Reconciliation of First Quarter Fiscal Year 2016 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the period indicated below.

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2016 Results

(unaudited and in thousands, except per share amounts)

	Three Months Ended January 31,
	2016	2015
GAAP net income	$60,035	$65,189
Adjustments:
Amortization of intangible assets	37,461	32,308
Stock compensation	23,013	20,581
Acquisition-related costs	3,872	712
Restructuring charges	2,093	15,336
Legal and tax matters	—	(1,519)
Tax adjustments (1)	(20,541)	(6,936)

Non-GAAP net income	$105,933	$125,671

	Three Months Ended January 31,
	2016	2015
GAAP net income per share	$0.39	$0.41
Adjustments:
Amortization of intangible assets	0.24	0.21
Stock compensation	0.15	0.13
Acquisition-related costs	0.02	0.00
Restructuring charges	0.01	0.10
Legal and tax matters	—	(0.01)
Tax adjustments (1)	(0.13)	(0.04)

Non-GAAP net income per share	$0.68	$0.80

Shares used in calculation	155,283	157,206

(1)	Fiscal 2016 tax adjustments reflect the application of our normalized annual non-GAAP tax rate to non-GAAP pre-tax income.

Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Second Quarter Fiscal Year 2016 Targets

(in thousands, except per share amounts)

	Range for Three Months
	Ending April 30, 2016 (1)
	Low	High
Target GAAP expenses	$503,000	$522,000
Adjustments:
Estimated impact of amortization of intangible assets	(31,000)	(35,000)
Estimated impact of stock compensation	(22,000)	(27,000)

Target non-GAAP expenses	$450,000	$460,000

	Range for Three Months
	Ending April 30, 2016 (1)
	Low	High
Target GAAP earnings per share	$0.38	$0.47
Adjustments:
Estimated impact of amortization of intangible assets	0.23	0.20
Estimated impact of stock compensation	0.17	0.14

Target non-GAAP earnings per share	$0.78	$0.81

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2016 Targets

	Range for Fiscal Year
	Ending October 31, 2016 (1)
	Low	High
Target GAAP earnings per share	$1.64	$1.79
Adjustments:
Estimated impact of amortization of intangible assets	0.85	0.80
Estimated impact of stock compensation	0.69	0.64
Acquisition-related costs	0.02	0.02
Estimated impact of restructuring	0.01	0.01
Estimated impact of tax adjustments (2)	(0.28)	(0.26)

Target non-GAAP earnings per share	$2.93	$3.00

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

(1)	Synopsys’ second quarter and fiscal year end on April 30, 2016 and October 29, 2016, respectively. For presentation purposes, we refer to the closest calendar month end.
(2)	Fiscal 2016 tax adjustments reflect the application of our normalized annual non-GAAP tax rate to non-GAAP pre-tax income.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 385770, beginning at 4:00 p.m. Pacific Time today. A webcast replay will also be available on the website from approximately 4:30 p.m. Pacific Time today through the time Synopsys announces its results for the second fiscal quarter in May 2016. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Trac Pham, chief financial officer, on its website following the call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call, the financial supplement, and corporate overview presentation will remain available on Synopsys’ website through the date of the second quarter fiscal year 2016 earnings call in May 2016, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the second quarter of fiscal year 2016 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the first quarter fiscal 2016 in its quarterly report on Form 10-Q to be filed by March 10, 2016.

About Synopsys

Synopsys, Inc. (Nasdaq:SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As the world’s 16th largest software company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and is also growing its leadership in software quality and security solutions. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing applications that require the highest quality and security, Synopsys has the solutions needed to deliver innovative, high-quality, secure products. Learn more at www.synopsys.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including, but not limited to, information in the sections entitled “Financial Targets” and “Reconciliation of Target Non-GAAP Operating Results.” These statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Accordingly, we caution stockholders and prospective investors not to place undue reliance on these statements. Such risks, uncertainties and factors include, but are not limited to: uncertainty in the growth of the semiconductor and electronics industry; consolidation among our customers; continued uncertainty in the global economy; our ability to realize the potential financial or strategic benefits of acquisitions we complete; changes in accounting principles or standards; fluctuation of our operating results; our highly competitive industries and our ability to meet our customers’ demand for innovative technology at lower costs; our ability to protect our proprietary technology; application of the actual consolidated GAAP tax rate, or our decision to change our non-GAAP normalized tax rate, as a result of a number of factors, including the actual geographic mix of revenue during the quarter and year, tax law changes, actions by government authorities, or judgment by management, based upon the status of pending audits and settlements, to increase or decrease an income tax asset or liability; investments of more resources in research and development than anticipated; risks and compliance obligations relating to the global nature of our operations; cybersecurity threats or other security breaches; liquidity requirements in our U.S. operations; claims that our products infringe on third-party intellectual property rights; product errors or defects; litigation; the ability to obtain licenses to third-party software and intellectual property on reasonable terms or at all; the ability to timely recruit and retain senior management and key employees; evolving corporate governance and public disclosure regulations; the inherent limitations on the effectiveness of our controls and compliance programs; the impairment of our investment portfolio by the deterioration of capital markets and the change in the fair value of our non-qualified deferred compensation plan obligations; the accuracy of certain assumptions, judgments and estimates that affect amounts reported in our financial statements; and the impact of catastrophic events. More information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings it makes with the Securities and Exchange Commission from time to time, including in the sections entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended October 31, 2015 and in its Form 10-Q for the fiscal quarter ended January 31, 2016 to be filed with the SEC. The information provided herein is as of February 17, 2016. Synopsys undertakes no duty, and does not intend, to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

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SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended January 31,
	2016	2015
Revenue:
Time-based license	$464,280	$431,026
Upfront license	43,437	46,480
Maintenance and service	60,887	64,537

Total revenue	568,604	542,043
Cost of revenue:
License	76,393	70,784
Maintenance and service	22,525	27,983
Amortization of intangible assets	30,526	25,866

Total cost of revenue	129,444	124,633

Gross margin	439,160	417,410
Operating expenses:
Research and development	196,705	181,610
Sales and marketing	122,620	106,169
General and administrative	39,697	36,354
Amortization of intangible assets	6,935	6,442
Restructuring charges	2,093	15,336

Total operating expenses	368,050	345,911

Operating income	71,110	71,499
Other income (expense), net	(6,768)	5,116

Income before income taxes	64,342	76,615
Provision (benefit) for income taxes	4,307	11,426

Net income	$60,035	$65,189

Net income per share:
Basic	$0.39	$0.42
Diluted	$0.39	$0.41

Shares used in computing per share amounts:
Basic	152,968	154,458

Diluted	155,283	157,206

(1)	Synopsys’ first quarter of fiscal year 2016 and 2015 ended on January 30, 2016 and January 31, 2015, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	January 31, 2016	October 31, 2015
ASSETS:
Current assets:
Cash and cash equivalents	$582,986	$836,188
Short-term investments	122,948	128,747

Total cash, cash equivalents and short-term investments	705,934	964,935
Accounts receivable, net	354,766	385,694
Income taxes receivable and prepaid taxes	48,550	46,732
Prepaid and other current assets	91,278	71,446

Total current assets	1,200,528	1,468,807
Property and equipment, net	261,235	263,077
Goodwill	2,472,844	2,471,241
Intangible assets, net	337,380	363,659
Long-term prepaid taxes	19,207	18,736
Long-term deferred income taxes	280,009	273,909
Other long-term assets	176,320	186,310

Total assets	$4,747,523	$5,045,739

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$254,872	$385,542
Accrued income taxes	16,386	19,565
Deferred revenue	934,524	968,246
Short-term debt	227,500	205,000

Total current liabilities	1,433,282	1,578,353
Long-term accrued income taxes	34,509	37,763
Long-term deferred revenue	96,643	93,613
Other long-term liabilities	192,706	202,021

Total liabilities	1,757,140	1,911,750
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 151,509 and 155,157 shares outstanding, respectively	1,515	1,552
Capital in excess of par value	1,602,206	1,610,460
Retained earnings	1,784,317	1,725,727
Treasury stock, at cost: 5,755 and 2,107 shares, respectively	(268,860)	(98,375)
Accumulated other comprehensive income (loss)	(128,795)	(105,375)

Total stockholders’ equity	2,990,383	3,133,989

Total liabilities and stockholders’ equity	$4,747,523	$5,045,739

(1)	Synopsys’ first quarter of fiscal 2016 ended on January 30, 2016, and its fiscal year 2015 ended on October 31, 2015. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Three Months Ended January 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$60,035	$65,189
Adjustments to reconcile net income to net cash used in operating activities:
Amortization and depreciation	56,436	50,529
Stock compensation	23,013	20,581
Allowance for doubtful accounts	250	300
(Gain) loss on sale of investments	3	(12)
Excess tax benefits on stock-based awards	(440)	—
Deferred income taxes	(3,955)	(158)
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	30,365	40,857
Prepaid and other current assets	(27,825)	(42,860)
Other long-term assets	9,008	(7,597)
Accounts payable and accrued liabilities	(145,229)	(125,320)
Income taxes	(4,734)	(14,024)
Deferred revenue	(32,097)	(74,828)

Net cash used in operating activities	(35,170)	(87,343)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	40,489	8,012
Purchases of short-term investments	(34,933)	(128,427)
Proceeds from sales of long-term investments	161	—
Purchases of property and equipment	(15,337)	(19,607)
Cash paid for acquisitions and intangible assets, net of cash acquired	(18,941)	—
Capitalization of software development costs	(920)	(909)

Net cash used in investing activities	(29,481)	(140,931)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	30,000	250,000
Repayment of debt	(7,500)	(22,723)
Issuances of common stock	(3,725)	10,542
Purchase of equity forward contract	(40,000)	(36,000)
Purchases of treasury stock	(160,000)	(144,000)
Excess tax benefits on stock-based awards	440	—
Other	(1,470)	(14)

Net cash (used in) provided by financing activities	(182,255)	57,805
Effect of exchange rate changes on cash and cash equivalents	(6,296)	(18,469)

Net change in cash and cash equivalents	(253,202)	(188,938)
Cash and cash equivalents, beginning of the year	836,188	985,762

Cash and cash equivalents, end of the period	$582,986	$796,824

(1)	Synopsys’ first quarter of fiscal year 2015 and 2014 ended on January 30, 2016 and January 31, 2015, respectively. For presentation purposes, we refer to the closest calendar month end.